Exhibit 99.2

Testing Labs Business Summary

The State-by-State expansion of medical and recreational marijuana regulation has spawned a growing need for certified cannabis testing labs to inspect and certify the quality of marijuana and marijuana-infused products.  Ga-Du Corporation has developed a scalable business (including laboratory equipment and design as well as proprietary processes) and put in place the operational team to execute a State-by-State certified cannabis testing lab business.  The key driver behind the growth in this sub-sector is that many states are requiring certified testing as part of the marijuana production and retail pipeline.  These kinds of requirements are likely to increase and to generate the potential for a steady stream of customers in States where a lack a certified testing labs and/or labs without the necessary capability to test as required by States and/or Producers, creates a pent-up demand for testing services.  For example, in Oregon the State regulatory body has forecast a need for at least 119 additional labs, where only four (4) such labs are currently in operation.  In some States the capacity shortfall is obstructing the flow of product to the marketplace. Ga-Du’s proprietary testing lab processes provides for the rapid deployment of services and allowing for continuous laboratory expansion.  By bringing certified cannabis testing labs under the Eco Sciences brand, Ga-Du can be enabled to accelerate its plans to deploy testing labs by taking advantage of ESSI’s existing business relationships and customer pipeline. In doing so, Ga-Du’s Management team is committed to ESSI’s vision of providing technology solutions for health and wellness and views certified cannabis testing labs as an integral component within the multitude of ESSI health and wellness solutions.